EXHIBIT A

DIRECTORS AND EXECUTIVE OFFICERS OF BBVA

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, of each director and executive officer of BBVA. Unless otherwise indicated, the business address of each such person is c/o Banco Bilbao Vizcaya Argentaria, S.A. at Plaza de San Nicolás 4, 48005 Bilbao, Spain, and all the directors and executive officers are citizens of the Kingdom of Spain except for Richard C. Breeden who is a citizen of the United States of America.

DIRECTORS OF BBVA	PRESENT PRINCIPAL OCCUPATION
Francisco González Rodríguez	Chairman and Chief Executive Officer BBVA.
José Ignacio Goirigolzarri Tellaeche	President and Chief Operating Officer BBVA.
Tomás Alfaro Drake	Director of Business Management and Administration and Business Sciences Programs at Universidad Francisco de Vitoria.
Juan Carlos Álvarez Mezquíriz	Managing Director, Grupo Eulen; Director, Bodegas Vega Sicilia, S.A.
Richard C. Breeden	Chairman, Richard C. Breeden & Co LLC.
Ramón Bustamante y de la Mora	Director, Ctra. Inmo. Urba. Vasco-Aragonesa, S.A.
José Antonio Fernández Rivero	Director of BBVA.
Ignacio Ferrero Jordi	Chairman, Nutrexpa, S.A.; Director La Piara S.A.; Director Lladró Comercial S.A.
Román Knörr Borrás	Chairman, Carbónicas Alavesas, S.A.; Director, Mediasal 2000, S.A. and President of the Alava Chamber of Commerce.
Ricardo Lacasa Suárez	Director of BBVA and Chairman of the Audit and Compliance Committee.
Carlos Loring Martínez de Irujo	Director of BBVA.
José Maldonado Ramos	Director and General Secretary BBVA.
Enrique Medina Fernández	Director and Secretary, Sigma Enviro, S.A.
Susana Rodríguez Vidarte	Dean of Deusto "La Comercial" University since 1996.
Telefónica, S.A. Represented by Mr. Angel Vilá Boix	General Director Telefónica S.A. C/ Gran Via 28 Madrid, Spain
EXECUTIVE OFFICERS OF BBVA	PRESENT EMPLOYMENT
Francisco González Rodríguez	Chairman and Chief Executive Officer BBVA.
José Ignacio Goirigolzarri Tellaeche	President and Chief Operating Officer BBVA.
José Maldonado Ramos	Director and General Secretary BBVA.
José María Abril Pérez	Wholesale and Investment Banking.
Eduardo Arbizu Lostao	Head of Legal Department.
Ángel Cano Fernández	Human Resources and Services.
Manuel González Cid	Finance Division.
Manuel Méndez del Río	Risks.
Vitalino Nafría Aznar	Retail Banking Spain and Portugal.
Ignacio Sánchez-Asiaín Sanz	South America.
José Sevilla Álvarez	Head of the Office of the Chairman.
Javier Ayuso Canals	Corporate Communications.
Javier Bernal Dionis	Business Development and Innovation--Retail Banking Spain and Portugal.
José María García Meyer-Döhner	USA.
Jaime Guardiola Romojaro	Mexico.
Juan Asúa Madariaga	Smes and Large Companies.
Jose Barreiro Hernández	Global Operations.
Vicente Rodero Rodero	Comercial Banking Spain.

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